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                                                                    EXHIBIT 99.1
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[ABINGTON BANCORP, INC. LOGO]

                              FOR IMMEDIATE RELEASE
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Contact:     Edward J. Merritt
             Treasurer
             Abington Bancorp, Inc.
             (617) 982-3271


                   ABINGTON BANCORP ANNOUNCES HOLDING COMPANY
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                                 EFFECTIVE TODAY
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     ABINGTON, MA, January 31, 1997 - (NASDAQ NMS: ABBK) Abington Bancorp, Inc.
("Bancorp") announced today that Bancorp has become the bank holding company of Abington Savings Bank ("Bank"). The one-bank holding company formation was effected pursuant to the terms of a Plan of Reorganization and Acquisition, approved by more than two-thirds of the Bank's stockholders at a special meeting held on December 11, 1996.

     Bancorp is a Massachusetts-chartered corporation organized in October 1996 solely for the purpose of becoming the holding company for the Bank. Pursuant to the Plan, each share of Common Stock of the Bank has been automatically converted into one share of Bancorp Common Stock, and the Bank has become a wholly-owned subsidiary of Bancorp. The Common Stock of Bancorp has been substituted for the Common Stock of the Bank on the Nasdaq Stock Market, and will continue to trade under the symbol ABBK.









                 Abington Bancorp, Inc. is quoted on the NASDAQ
                      National Market System, Symbol ABBK
                                Corporate Office:
      538 Bedford Street, P.O. Box 2006, Abington, MA 02351 (617) 982-3200